Exhibit 5

[Arbor Realty Trust, Inc. Letterhead]

January 28, 2008

VIA U.S. MAIL
HAND DELIVERY AND FACSIMILE

CBRE Realty Finance, Inc.
185 Asylum Street, 37th Floor
Hartford, CT  06103
Attn:  Susan M. Orr, Secretary

Re:	Stockholder Notice of Proposal to Nominate Persons for Election to the Board of Directors of CBRE Realty Finance, Inc.

Dear Ms. Orr:

Pursuant to and in accordance with the instructions set forth in the Proxy Statement on Schedule 14A filed by CBRE Realty Finance, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "Commission") on April 27, 2007 (the "2007 Proxy Statement"), Arbor Realty Trust, Inc. (the "Stockholder") hereby gives notice of its proposal to nominate the following persons to stand for election to the Board of Directors of the Company (the "Board") at the next annual or special meeting of stockholders of the Company at which directors are to be elected (including any and all adjournments, postponements, reschedulings or continuations thereof, the "Stockholder Meeting"):  Gregg A. Cohen, Alan De Rose, David J. Heymann, Neil H. Koenig, Gerald L. Nudo, Robert M. Pascucci and William F. Regan (the "Nominees").

All information required to be included in this notice pursuant to the Amended and Restated Bylaws of the Company (the "Bylaws") has been provided by the Stockholder and the Nominees.  Where applicable information sought by the Bylaws or Schedule 14A ("Schedule 14A") under the Securities Exchange Act of 1934 (the "Exchange Act"), would be answered in the negative and no response would be required to be included in a proxy statement, no such response is included herein.

Information Regarding the Stockholder

The Stockholder is the record owner of 10,000 shares of CBRE Common Stock, par value $0.01 per share ("CBRE Common Stock") and the beneficial owner of 2,939,465 shares of CBRE Common Stock (collectively, the "Shares").  The Stockholder intends to remain

CBRE Realty Finance, Inc.
January 28, 2008

the record owner of the Shares as of the record date for the Stockholder Meeting and as of the date of the Stockholder Meeting.  The Stockholder is a Maryland corporation and its principal business is to invest in real estate related bridge and mezzanine loans, preferred and direct equity and, in limited cases, mortgage-backed securities, discounted mortgage notes and other real estate related assets.  The Stockholder is organized and conducts its operations to qualify as a real estate investment trust ("REIT").  The name and address of the Stockholder as they appear on the Company's stock ledger, which have not changed and are accurate as of the date hereof, are: Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York  11553.

Information Regarding the Nominees

Biographical Information

Gregg A. Cohen

Gregg A. Cohen, age 45, has been the Director of Debt Capital at Cantor Fitzgerald, a firm that provides investment banking services, since May of 2005.  Mr. Cohen primarily works in bond trading, principally in US Government securities and Eurodollar futures.  Mr. Cohen was previously a Senior Vice President engaged in bond trading at CIBC, a firm that provides investment banking services from January of 1993 through May of 2005.  Mr. Cohen holds a Bachelor of Science in Accounting from the University of Florida and a Masters of Business Administration with a specialty in Finance from New York University.

The residential address of Mr. Cohen can be found in Annex VIII hereto.

Mr. Cohen's present principal occupation is with Cantor Fitzgerald, and the business address of Mr. Cohen at Cantor Fitzgerald is 110 East 59th Street, New York, New York  10022.

Annex I hereto sets forth the consent of Gregg A. Cohen to serve as a director of the Company if elected.

Alan De Rose

Alan De Rose, age 46, has been a self-employed consultant on investments in all asset categories, including alternative assets, since September of 2007.  Mr. De Rose previously worked for CIBC World Markets, a securities dealer firm, as a senior proprietary trader from August of 1993 through March of 2007.  Mr. De Rose holds a Bachelor of Arts in Economics from Princeton University.

The residential address of Mr. De Rose can be found in Annex VIII hereto.

Mr. De Rose's present principal occupation is acting as a consultant, and the business address of Mr. De Rose is 3 Bradson Court, Westfield, New Jersey  07090.

CBRE Realty Finance, Inc.
January 28, 2008

Annex II hereto sets forth the consent of Alan De Rose to serve as a director of the Company if elected.

David J. Heymann

David J. Heymann, age 44, is a founding Partner of the law firm Post Heymann & Koffler LLP, established in May of 1994 and specializing in representation of real estate companies.  Mr. Heymann holds a Bachelor of Science from SUNY Binghamton and a Juris Doctor from Hofstra Law School.

The residential address of Mr. Heymann can be found in Annex VIII hereto.

Mr. Heymann's present principal occupation is with Post Heymann & Koffler LLP, and the business address of Mr. Heymann at Post Heymann & Koffler LLP is Two Jericho Plaza, Wing A, Suite 211, Jericho, New York  11753.

Annex III hereto sets forth the consent of David J. Heymann to serve as a director of the Company if elected.

Neil H. Koenig

Neil H. Koenig, age 57, has served as Principal for Imowitz, Koenig & Co., LLP, a public accounting firm providing services to public and private companies, since 1980, and for Real Estate Systems Implementation Group, LLP, a consulting company serving the real estate industry, since 1999.  As Principal, Mr. Koenig is a managing partner for these related entities which, on a consolidated basis, currently provide consulting, accounting and tax services to entities controlling over $8 billion of real estate investments.  Mr. Koenig has also served as the Vice President and Chief Financial Officer of Guggenheim Structured Real Estate, since July of 2004, and Square Mile Capital, since July of 2006, both of which are private equity real estate funds.  In addition, Mr. Koenig has served on the Board of Directors and as the Chief Financial Officer of Orthometrix, Inc. (OTC: OMRX), a publicly traded company that manufactures and distributes medical and fitness-related equipment, since 2002.  Mr. Koenig has also served on the Board of Directors and as a member of the Audit and Compensation Committees of NBTY, Inc. (NYSE: NTY), a manufacturer and distributor of nutritional supplements, since 2005.  Mr. Koenig previously served as the President and Interim Chief Financial Officer of First Union Real Estate Equity and Mortgage Investments (now known as Winthrop Realty Trust), a publicly traded real estate investment trust, from 2001 until 2003, and as a member of its Board of Directors from 2001 until 2004.  Mr. Koenig holds a Bachelor of Science in Accounting from Farleigh Dickinson University and a Masters of Business Administration from Fordham University.

The residential address of Mr. Koenig can be found in Annex VIII hereto.

Mr. Koenig's present principal occupation is with Imowitz, Koenig & Co., LLP and his business address at Imowitz, Koenig & Co., LLP is 622 Third Avenue, New York, New York  10017.

CBRE Realty Finance, Inc.
January 28, 2008

Annex IV hereto sets forth the consent of Neil H. Koenig to serve as a director of the Company if elected.

Gerald L. Nudo

Gerald L. Nudo, age 58, has served as Vice President and partner in Marc Realty, a private Chicago based real estate company that owns and operates more than four million square feet of rentable office space and one million square feet of rentable industrial space, since 2000.  Mr. Nudo is a licensed real estate broker in Illinois and a Certified Public Accountant.  Mr. Nudo is a CPA and holds a Bachelor of Science in Industrial Engineering from Northwestern University and a Master of Business Administration from the University of Chicago.

The residential address of Mr. Nudo can be found in Annex VIII hereto.

Mr. Nudo's present principal occupation is with Marc Realty, and his business address at Marc Realty is 55 E. Jackson Blvd, Suite 500, Chicago, Illinois  60604.

Annex V hereto sets forth the consent of Gerald L. Nudo to serve as a director of the Company if elected.

Robert M. Pascucci

Robert M. Pascucci, age 57, joined Jobco Incorporated ("Jobco"), a full-service real estate development, general construction and property management firm, in 1980 and has served as President of Jobco since 1986.  Mr. Pascucci is the chief executive responsible for supervising all aspects of the business of Jobco.  Founded in 1950 and incorporated in 1954, Jobco has built or renovated over 10,000 units of housing in the NewYork tri-state area. In addition, Jobco has constructed numerous schools, commercial buildings and medical and hospital facilities.

Mr. Pascucci holds a Bachelor of Science in Civil Engineering from Worcester Polytechnic Institute and a Juris Doctor from St. John's University School of Law.  Mr. Pascucci's professional affiliations include the American Bar Association, the National Society of Professional Engineers, the American Society of Civil Engineers, and the World Presidents' Organization. He is a member of the Nassau County AHRC Foundation Board of Directors, the Glen Cove Boys & Girls Club Board of Managers, The Green Vale School Board of Trustees, the World Presidents' Organization Metro (NY) Chapter Board of Directors, and the Madison Square Boys & Girls Club Bronx Board of Managers. He is a former founding member of the Glen Cove Downtown Business Improvement District (BID) Board and a past board member of the Glen Cove Chamber of Commerce and the Association for a Better Long Island.

The residential address of Mr. Pascucci can be found in Annex VIII hereto.

Mr. Pascucci's present principal occupation is with Jobco Incorporated.  Mr. Pascucci's business address at Jobco Incorporated is 277 Northern Boulevard, Great Neck, New York  11021.

CBRE Realty Finance, Inc.
January 28, 2008

Annex VI hereto sets forth the consent of Robert M. Pascucci to serve as a director of the Company if elected.

William F. Regan

William F. Regan, age 46, has served as Chief Executive Officer and Managing Member of 3Sixty Hospitality, a food and beverage management company which manages thirteen food and beverage outlets, since January of 2003.  Mr. Regan holds a Bachelor of Arts in Economics from Tufts University.

The residential address of Mr. Regan can be found in Annex VIII hereto.

Mr. Regan's present principal occupation is with 3Sixty Hospitality.  The business address of Mr. Regan at 3Sixty Hospitality is 411 West 14th Street, 4th Floor, New York, New York  10014.

Annex VII hereto sets forth the consent of William F. Regan to serve as a director of the Company if elected.

Absence of Involvement in Certain Legal Proceedings

During the past five years, and with respect to (b) below during the past ten years:

(a)
No petition under the Federal bankruptcy laws or any State insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of, any Nominee, or any partnership in which any Nominee was a general partner at or within two years before the time of such filing, or any corporation or business association of which the Nominee was an executive officer at or within two years before the time of such filing;

(b)	No Nominee has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)
No Nominee has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person, or otherwise limiting such person, from the following activities:

(i)
Acting as a futures commission merchant, introducing broker, commodity trading adviser, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in, or continuing any conduct or practice in connection with, such activity;

CBRE Realty Finance, Inc.
January 28, 2008

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

(d)
No Nominee has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)
No Nominee has been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, where the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; and

(f)
No Nominee has been found by a court of competent jurisdiction in a civil action or by the Commodities Futures Trading Commission to have violated any Federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Material Proceedings Adverse to the Company

To their best knowledge, there are no material pending proceedings (or any such proceedings known to be contemplated by governmental authorities) to which any Nominee, or any of their respective associates, is a party adverse to the Company or any of its subsidiaries, or in which any of the Nominees or any of their associates has a material interest adverse to the Company or any of its subsidiaries.

Interests in the Company

Other than as set forth herein, none of the Nominees, nor any associate of any Nominee, nor any of their respective family members has had or will have a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries or affiliates was or is to be a party and amount involved exceeds $120,000.

Absence of Any Family Relationships

None of the Nominees has any family relationship with any director or executive officer of the Company, or person known to be nominated or chosen to become a director or executive officer of the Company, or an executive officer of any subsidiary or other affiliate of the Company.

CBRE Realty Finance, Inc.
January 28, 2008

Section 16(a) of the Exchange Act

None of the Nominees has failed to file, or failed to file on a timely basis, reports during the last fiscal year or the current fiscal year related to the Company that are required by Section 16(a) of the Exchange Act.

Arrangements or Understandings

To the Stockholder's knowledge, as of the date of this letter, none of the Nominees or any of their respective associates or affiliates has any material or substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Stockholder Meeting other than the interest of each Nominee in being elected to serve as a director of the Company and as set forth herein.

Except as set forth herein, the Nominees are not, and have not been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, division of losses or profits, or the giving or withholding of proxies.

Except as set forth herein, the Nominees and their respective associates do not beneficially own, directly or indirectly, any securities of any parent or subsidiary of the Company. None of the corporations or organizations in which any of the Nominees has conducted his or her principal occupation or employment was or is a parent, subsidiary or affiliate of the Company, and none of the Nominees holds any position or office with the Company.

None of the Nominees nor any of their respective associates has any arrangement or understanding with respect to future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will be or may be a party.

Under the applicable regulations of the Commission, each of the Nominees will be deemed to be a "participant" in the Stockholder's solicitation of proxies due to their status as nominees for election to the Board.  Except as provided herein, there are no arrangements or understandings between the Nominees or any other person pursuant to which their nominations are to be made by the Stockholder.  Pursuant to agreements with the Stockholder, the Stockholder has agreed to pay the costs of the contemplated proxy solicitation and to provide each Nominee with a one-time fee of $5,000 in consideration for serving as a Nominee.  The Stockholder has also agreed, subject to certain limitations, to indemnify each of the Nominees and hold each of the Nominees harmless from any and all liabilities, losses, claims, damages and expenses incurred in connection with serving as a Nominee for election as a director of the Company.  The Nominees will not receive any further consideration from the Stockholder for their services as directors of the Company, if elected.  If elected, the Nominees would be entitled to such compensation from the Company as is provided to other directors, which amounts, if equal to those historically paid by the Company, are set forth in the 2007 Proxy Statement.

CBRE Realty Finance, Inc.
January 28, 2008

None of the Nominees or their respective associates served on the Company's Compensation Committee or as officer or employee of the Company during the Company's fiscal year ended December 31, 2007, or was formerly an officer of the Company.

Independence

None of the Nominees have been an employee of the Company at any time within the last three years, and none of their respective immediate family members are currently, or have been within the past three years, executive officers of the Company.

None of the Nominees, nor any of their respective immediate family members, have received more than $100,000 in direct compensation (including payments to business entities owned by such Nominees or such immediate family members) from the Company during any twelve-month period within the last three years, subject to the exceptions set forth in the NYSE Listed Company Manual, Section 303A.02(b)(i).

None of the Nominees, nor any of their respective immediate family members, is a current partner or a current employee of the Company's auditor, Ernst & Young LLP.  None of the Nominees, nor any of their respective immediate family members, were, within the last three years, a partner or employee of Ernst & Young LLP who personally worked on the Company's or any of its subsidiaries' audits during that time.

None of the Nominees, nor any of their respective immediate family members, is currently an executive officer of a company that has made payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues, for any of the three prior fiscal years of such other company or which are expected to exceed the greater of such amounts in such company's present fiscal year.

None of the Nominees are an executive officer of a tax-exempt organization to which the Company has made within the preceding three years, or expects to make in the current fiscal year, charitable contributions that in any single fiscal year exceeded or will exceed the greater of $1 million or 2% of such tax-exempt organization's consolidated gross revenues.

Ownership of Common Stock of the Company

Exhibit A hereto sets forth for the Stockholder and any Stockholder Associated Person (as such term is defined in the Bylaws) (i) the number of shares of CBRE Common Stock held of record as of the date hereof, (ii) the number of shares of CBRE Common Stock beneficially owned as of the date hereof and the nature of such beneficial ownership and (iii) the name and address of the beneficial and record holders of the shares of CBRE Common Stock as described in clauses (i) and (ii) of this paragraph.  Share ownership is provided in this notice as of the date hereof.  Except as otherwise noted, the name and address of each record holder is current and matches the name and address on the Company's stock ledger.

CBRE Realty Finance, Inc.
January 28, 2008

None of the Nominee or their associates own, of record or beneficially, any shares of CBRE Common Stock.

Exhibit B hereto sets forth a schedule of all transactions by the Nominees in the securities of the Company within the past two years.  No Nominee used funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

The Nominees do not beneficially own, directly or indirectly, any securities of any parent or subsidiary of the Company.

The Stockholder believes that Michael L. Ashner, who the Stockholder understands beneficially owns 10,000 shares of CBRE Common Stock is supportive of the Nominees for election as directors.  Other than Michael L. Ashner, the Stockholder does not know of other Company stockholders supporting the Nominees for election as directors.  Mr. Ashner's address is Two Jericho Plaza, Suite 111-Wing A, Jericho, New York  11753.

Information Regarding the Solicitation

The Stockholder intends that it and/or one or more of the Nominees will deliver a proxy statement and form of proxy to a sufficient number of holders of the Company's voting shares to elect the Nominees. Additionally, the Stockholder intends to appear in person or by proxy at the Stockholder Meeting to nominate the Nominees. Proxies may be solicited by mail, advertisement, telephone, facsimile, the Internet, telegraph and personal solicitation, and any other means permitted by applicable law. Except as set forth herein, no additional compensation will be paid to the Nominees for the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to their customers for whom they hold shares, and they will be reimbursed by the Stockholder for their reasonable out-of-pocket expenses.

The entire expense of preparing, assembling, printing and mailing the proxy statement and related materials and the cost of soliciting proxies will be borne by the Stockholder. In the event the Nominees are elected to the Board at the Stockholder Meeting, the Stockholder intends to seek reimbursement of such expenses from the Company and does not intend to submit such reimbursement to a vote of stockholders.

General

Under the applicable regulations of the Commission, each of the Stockholder and the Nominees will be deemed to be a "participant" in the Stockholder's solicitation of proxies in support of the Nominees at the 2008 Annual Meeting.  As of the date hereof, to the knowledge of the Stockholder and based on the Company's filings with the Commission, the full Board consists of seven directors, and the Stockholder is assuming that all seven directorships will be open for election at the Stockholder Meeting.  The Stockholder reserves the right to nominate

CBRE Realty Finance, Inc.
January 28, 2008

additional and/or substitute nominees if the Company has increased or increases the number of directors to be elected at the Stockholder Meeting, if the composition of the Board changes prior to the Stockholder Meeting, or if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the Nominees. Shares represented by proxies given to the Stockholder will be voted for any such additional and/or substitute nominees.  Additionally, if any Nominee (or additional and/or substitute nominee) is unable or unwilling to stand for election for any reason at the Stockholder Meeting, including due to death or disability, the Stockholder reserves the right to nominate a substitute nominee in the place of such Nominee (or additional and/or substitute nominee). The Stockholder's reservation of the foregoing rights, and any of the foregoing actions that may be taken by the Stockholder, are and shall be without prejudice to the issue of whether any such action by the Company was valid under the circumstances and will not limit the Stockholder's or any other person's rights to challenge such actions.

The Nominees intend to evaluate all strategic alternatives to enhance and maximize stockholder value, including, but not limited to: (i) seeking a business combination or sale of the Company; (ii) reviewing the performance of CBRE Realty Finance Management, LLC, the manager of the Issuer (the "Manager"); (iii) replacing the Manager; and (iv) seeking the reimbursement of fees previously paid to the Manager, if warranted.

The Company is cautioned not to take any action that would adversely impact the Stockholder's ability to effectuate the change in the composition of the Board of Directors of the Company as indicated in this notice or the right of the Company's stockholders to support the Stockholder's nominations.

The Stockholder, in furnishing this notice or any additional information, does not concede the validity or enforceability of any of the provisions of the Bylaws or any other matter, including any provisions in the Bylaws that purport to impose advance notice requirements or otherwise limit the right of any stockholder to present business for consideration at any meeting of the stockholders, and expressly reserves the right to challenge the validity, application and interpretation of any such provisions or any other matter.

The Exhibits and Annexes hereto are hereby incorporated into and made a part of this notice. Accordingly, all matters disclosed in any part of this notice, including the Exhibits and Annexes hereto, shall be deemed disclosed for all purposes of this notice.

As you are aware, the Stockholder is providing this notice in advance of the Company's deadline for submission of stockholder proposals and nominations. Although the Stockholder believes it has fully satisfied all purported requirements for the content of this notice as set forth in the Bylaws, please contact Fred B. White, III of Skadden, Arps, Slate, Meagher & Flom LLP at (212) 735-2144 immediately should the Company require any additional information or if the Company believes that this notice for any reason does not comply with the applicable provisions of the Company's Bylaws.

[Remainder of Page Intentionally Left Blank]

CBRE Realty Finance, Inc.
January 28, 2008

Sincerely,

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

Exhibit A

Stockholder

Set forth below is (i) the number of shares of CBRE Common Stock for which the Stockholder is the record owner as of the date hereof, (ii) the number of shares of CBRE Common Stock beneficially owned by the Stockholder as of the date hereof and the nature of such beneficial ownership and (iii) the name and address of the beneficial and record holders of the shares of CBRE Common Stock as described in clauses (i) and (ii) of this paragraph.  Share ownership is provided in this notice as of the date hereof.  Correspondence with any of such persons may be sent to the Stockholder at the address set forth below.

Name and Address of the Record Owner	Name and Address of the Beneficial Owner	Nature of Beneficial Ownership (if applicable)	Number of Shares of CBRE Common Stock Held	Percent of Class(1)
Arbor Realty Trust, Inc. 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553	N/A	N/A	10,000	0.0%*
Cede & Co., as the nominee of The Depository Trust Company C/o The Depository Trust Company, 55 Water Street New York, New York 10041	Arbor Realty Trust, Inc. 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553	Held in "street name" for the benefit of Arbor Realty Trust, Inc.	2,929,465	9.5%

*	Less than one percent
(1)
The percentages used herein are calculated based upon 30,846,842 shares of CBRE Common Stock issued and outstanding as of November 13, 2007, as reported on the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 30, 2007.

Exhibit B

The following tables set forth information with respect to all purchases and sales of CBRE Common Stock by the Nominees during the past two years.

Gerald L. Nudo was involved in the following purchase and sale of CBRE Common Stock:

Date	Sale or Purchase	Type of Security	# of Securities Purchased/ Sold	Price (per share)	Amount Borrowed for Purchase	Debt Outstanding on Loan (as of the date hereof)	Description of Loan Transaction
8/23/07	Purchase	CBRE Common Stock	3,000	$6.795	$0.00	N/A	N/A
11/23/07	Sale	CBRE Common Stock	3,000	$6.92	N/A	N/A	N/A

Annex I

Please See the Attached Consent of
Gregg A. Cohen

CONSENT OF NOMINEE

January 24, 2008

CBRE Realty Finance, Inc.
185 Asylum Street, 37th Floor
Hartford, CT  06103
Attention:  Susan M. Orr, Secretary

Dear Ms. Orr:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arbor Realty Trust, Inc. ("Arbor") of its intention to nominate the undersigned as a director of CBRE Realty Finance, Inc. ("CBRE") at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by Arbor in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CBRE if elected at the Annual Meeting.

Very truly yours,

       /s/ Gregg  H. Cohen
            Name:  Gregg H. Cohen

Annex II

Please See the Attached Consent of
Alan De Rose

CONSENT OF NOMINEE

January 24, 2008

CBRE Realty Finance, Inc.
185 Asylum Street, 37th Floor
Hartford, CT  06103
Attention:  Susan M. Orr, Secretary

Dear Ms. Orr:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arbor Realty Trust, Inc. ("Arbor") of its intention to nominate the undersigned as a director of CBRE Realty Finance, Inc. ("CBRE") at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by Arbor in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CBRE if elected at the Annual Meeting.

Very truly yours,

     /s/  Alan De Rose
            Name:  Alan De Rose

Annex III

Please See the Attached Consent of
David J. Heymann

CONSENT OF NOMINEE

January 24, 2008

CBRE Realty Finance, Inc.
185 Asylum Street, 37th Floor
Hartford, CT  06103
Attention:  Susan M. Orr, Secretary

Dear Ms. Orr:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arbor Realty Trust, Inc. ("Arbor") of its intention to nominate the undersigned as a director of CBRE Realty Finance, Inc. ("CBRE") at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by Arbor in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CBRE if elected at the Annual Meeting.

Very truly yours,

        /s/ David J. Heymann
            Name:  David J. Heymann

Annex IV

Please See the Attached Consent of
Neil H. Koenig

CONSENT OF NOMINEE

January 24, 2008

CBRE Realty Finance, Inc.
185 Asylum Street, 37th Floor
Hartford, CT  06103
Attention:  Susan M. Orr, Secretary

Dear Ms. Orr:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arbor Realty Trust, Inc. ("Arbor") of its intention to nominate the undersigned as a director of CBRE Realty Finance, Inc. ("CBRE") at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by Arbor in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CBRE if elected at the Annual Meeting.

Very truly yours,

         /s/ Neil H. Koenig
            Name:  Neil H. Koenig

Annex V

Please See the Attached Consent of
Gerald L. Nudo

CONSENT OF NOMINEE

January 24, 2008

CBRE Realty Finance, Inc.
185 Asylum Street, 37th Floor
Hartford, CT  06103
Attention:  Susan M. Orr, Secretary

Dear Ms. Orr:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arbor Realty Trust, Inc. ("Arbor") of its intention to nominate the undersigned as a director of CBRE Realty Finance, Inc. ("CBRE") at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by Arbor in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CBRE if elected at the Annual Meeting.

Very truly yours,

        /s/ Gerald L. Nudo
            Name:  Gerald L. Nudo

Annex VI

Please See the Attached Consent of
Robert M. Pascucci

CONSENT OF NOMINEE

January 24, 2008

CBRE Realty Finance, Inc.
185 Asylum Street, 37th Floor
Hartford, CT  06103
Attention:  Susan M. Orr, Secretary

Dear Ms. Orr:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arbor Realty Trust, Inc. ("Arbor") of its intention to nominate the undersigned as a director of CBRE Realty Finance, Inc. ("CBRE") at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by Arbor in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CBRE if elected at the Annual Meeting.

Very truly yours,

            /s/  Robert M. Pascucci
            Name:  Robert M. Pascucci

Annex VII

Please See the Attached Consent of
William F. Regan

CONSENT OF NOMINEE

January 24, 2008

CBRE Realty Finance, Inc.
185 Asylum Street, 37th Floor
Hartford, CT  06103
Attention:  Susan M. Orr, Secretary

Dear Ms. Orr:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arbor Realty Trust, Inc. ("Arbor") of its intention to nominate the undersigned as a director of CBRE Realty Finance, Inc. ("CBRE") at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by Arbor in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CBRE if elected at the Annual Meeting.

Very truly yours,

          /s/ William F. Regan
            Name:  William F. Regan